UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2020
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification number)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board of directors appointment
On December 8, 2020, the independent members of the Board of Directors of Pentair plc (the “Company”) appointed Gregory E. Knight as an independent director of the Company effective as of January 1, 2021. The independent members of the Board of Directors of the Company also appointed Mr. Knight as a member of the Audit and Finance Committee of the Board.

Mr. Knight will participate in the Company’s standard non-employee director compensation arrangements described under “Director Compensation” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 20, 2020. Mr. Knight will enter into a Deed of Indemnification with the Company, as well as an Indemnification Agreement with Pentair Management Company, a subsidiary of the Company, the forms of which were filed as Exhibits 10.15 and 10.16, respectively to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2014.

Executive Officer Severance Plan
On December 8, 2020, the independent members of the Company’s Board, upon recommendation of the Compensation Committee (the “Committee”) of the Board, approved the Pentair plc Executive Officer Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan becomes effective January 1, 2021 and provides that all executive officers of the Company will be eligible to receive severance benefits following a qualifying involuntary termination without cause or resignation for good reason, as described in the Executive Severance Plan, and subject to certain conditions (including the executive officer signing and not rescinding a separation and release agreement). Executive officers who are party to a Key Executive Employment and Severance Agreement (a “KEESA”) will be entitled to the severance benefits provided in the KEESA in the event of a qualifying involuntary termination without cause or resignation for good reason in connection with or following a Change in Control of the Company (as defined in the KEESA).

The severance benefits under the Executive Severance Plan for the Company’s CEO or any other eligible executive officer who began employment with the Company or any of its affiliates on or prior to December 31, 2020 will include:

–a total cash payment equal to the amount determined by multiplying: (i) two (2) (the “Severance Multiplier”) by (ii) the sum of (A) the executive officer’s annual base salary and (B) the executive officer’s annual target bonus under the applicable annual incentive plan, in each case as of the employment separation date, less applicable withholdings and payable in substantially equal installments over 24 months;
–if the executive officer is enrolled in the Company’s group medical and/or dental insurance coverage as of the employment separation date, an additional cash payment equal to the product of: (i) the Severance Multiplier and (ii) an amount equal to the Company’s portion of the health insurance premiums to continue such group medical and/or dental insurance coverage, as in place immediately prior to the employment separation date, for twelve (12) months after the employment separation date (based on the health insurance premiums as of the employment separation date), less applicable withholdings and payable in a lump sum on the same date as the first installment of the cash severance payments identified in the first bullet above; and
–the Company will pay for outplacement services provided for the executive officer’s benefit by a vendor selected by the Company to the extent such services are actually utilized within one (1) year after employment ends and to the extent the cost does not exceed the Company-determined maximum.

The severance benefits under the Executive Severance Plan for any eligible executive officer other than the Company’s CEO or any other eligible executive officer who begins employment with Company or any of its affiliates on or after January 1, 2021 will include the same severance benefits as identified above except the Severance Multiplier for such eligible executive officers will be one and one half (1.5) instead of two (2) and the cash severance payments will be paid over 18 months instead of 24 months.

The purpose of adopting the Executive Severance Plan is to provide for severance benefits for circumstances not covered by the current eligible executive officers’ KEESAs and to aid in the attraction and retention of executive talent. The Company retains the right to adjust the severance benefits available to designated eligible executive officers under the Executive Severance Plan.

The foregoing description is qualified in its entirety by reference to the full text of the Executive Severance Plan, which is filed as Exhibit 10.1 hereto.

ITEM 9.01    Financial Statements and Exhibits.
(a)Financial Statements of Businesses Acquired
Not applicable.

(b)Pro Forma Financial Information
Not applicable.
(c)Shell Company Transactions
Not applicable.
(d)Exhibits

EXHIBIT INDEX
Exhibit	Description
10.1	Pentair plc Executive Officer Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 10, 2020.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel and Secretary